
                      CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                    COMPUTATION OF NET INCOME PER COMMON SHARE
                      For the three months ended September 30,
                                   (Unaudited)


                                           (In thousands, except share
                                                and per share amounts)

                                                 1995            1994
                                              -----------    -----------
PRIMARY

Net income applicable to common stock         $   20,556      $   17,100
                                              ==========      ==========
Weighted average number of shares of
  common stock outstanding during the
  period                                      22,421,208      22,397,516

Common stock under stock option grants            12,243          19,103
                                              ----------      ----------
  Average shares                              22,433,451      22,416,619
                                              ==========      ==========

Primary net income per common share           $     0.92      $     0.76
                                              ==========      ==========

FULLY DILUTED

Net income applicable to common stock         $   20,556      $   17,100

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
     for actual dividends paid on
     convertible preferred stock, net of tax         369             372
    Deduct additional cash contribution required
     which is equal to dividends on preferred
     stock less dividends paid at the common
     dividend rate, net of tax                       (42)            (51)
    Add tax benefit associated with dividends
     paid on allocated common shares                  48              34
                                              ----------      ----------
Adjusted income applicable to common stock    $   20,931      $   17,455
                                              ==========      ==========
Weighted average number of shares of
  common stock outstanding during the
  period                                      22,421,208      22,397,516

Number of equivalent common shares
  attributable to ESOP                         1,415,515       1,426,502

Common stock under stock option grants            13,597          19,103
                                              ----------      ----------
  Average shares                              23,850,320      23,843,121
                                              ==========      ==========
Fully diluted net income per common share     $     0.88      $     0.73
                                              ==========      ==========



                      CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                    COMPUTATION OF NET INCOME PER COMMON SHARE
                      For the nine months ended September 30,
                                 (Unaudited)

                                             (In thousands, except share
                                                and per share amounts)

                                                 1995            1994
                                              ----------      ----------
PRIMARY

Net income applicable to common stock         $   41,628      $   37,449
                                              ==========      ==========
Weighted average number of shares of
  common stock outstanding during the
  period                                      22,419,248      22,396,166

Common stock under stock option grants            11,968          20,995
                                              ----------      ----------
  Average shares                              22,431,216      22,417,161
                                              ==========      ==========
Primary net income per common share           $     1.86      $     1.67
                                              ==========      ==========

FULLY DILUTED

Net income applicable to common stock         $   41,628      $   37,449

Adjustments to net income related to
  Employee Stock Ownership Plan (ESOP)
  under the "if-converted" method:
    Add loss of deduction from net income
     for actual dividends paid on
     convertible preferred stock, net of tax       1,106           1,116
    Deduct additional cash contribution required
     which is equal to dividends on preferred
     stock less dividends paid at the common
     dividend rate, net of tax                      (134)           (162)
    Add tax benefit associated with dividends
     paid on allocated common shares                 132              89
                                              ----------      ----------
Adjusted income applicable to common stock    $   42,732      $   38,492
                                              ==========      ==========

Weighted average number of shares of
  common stock outstanding during the
  period                                      22,419,248      22,396,166

Number of equivalent common shares
  attributable to ESOP                         1,416,614       1,427,627

Common stock under stock option grants            14,181          20,995
                                              ----------      ----------
  Average shares                              23,850,043      23,844,788
                                              ==========      ==========
Fully diluted net income per common share     $     1.79      $     1.61
                                              ==========      ==========
